Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth

●	Consolidated Gross Profit grew 21.1% on double-digit Revenue growth

●	Distribution gross margins expanded 620 basis points on strength of rentals

●	Service gross margins expanded 150 basis points on organic growth of 6.4% and improved productivity

●	Consolidated adjusted EBITDA grew 20.4% with margins expanding 130 basis points

ROCHESTER, NY, July 29, 2024 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, today reported financial results for its first quarter ended June 29, 2024 (the “first quarter”) of fiscal year 2025, which ends March 29, 2025 (“fiscal 2025”).  Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023, Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023 and Becnel Rental Tools, LLC ("Becnel") effective April 15, 2024.

“We are pleased with our strong first quarter results as gross margins expanded 310 basis points versus prior year from increased Service productivity and growth in Rentals in the Distribution segment. Consolidated revenue was up 10% driven by consistent demand in highly regulated end markets, our successful integration of acquired companies, and widened breadth of offerings” commented Lee D. Rudow, President and CEO. “The Transcat team performed well during the first quarter as adjusted EBITDA grew 20% and margins expanded driven by our differentiated value proposition along with outstanding execution of automation and productivity enhancements.”

Mr. Rudow added, “Transcat’s positive acquisition momentum continued in the first quarter with the purchase of Becnel Rental Tools. Becnel is a well-run business that has cultivated strong customer relationships, with companies which are high  users of Transcat's core instrumentation and calibration services.  Becnel differentiates our higher margin rental portfolio along with a growing operator-based service model and has already provided opportunities for cross-selling of Transcat’s products and services. Our growing, diversified portfolio enables strong performance when combined with our team’s commitment to execution points to a very bright future ahead for Transcat.”

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth

July 29, 2024

First Quarter Fiscal 2025 Review
(Results are compared with the first quarter of the fiscal year ended March 30, 2024 (“fiscal 2024”))

($ in thousands)			Change
	FY25 Q1	FY24 Q1	$'s	%
Service Revenue	$43,778	$39,853	$3,925	9.8%
Distribution Sales	22,929	20,745	2,184	10.5%
Revenue	$66,707	$60,598	$6,109	10.1%

Gross Profit	$22,655	$18,710	$3,945	21.1%
Gross Margin	34.0%	30.9%

Operating Income	$5,099	$4,640	$459	9.9%
Operating Margin	7.6%	7.7%

Net Income	$4,408	$2,949	$1,459	49.5%
Net Margin	6.6%	4.9%

Adjusted EBITDA*	$10,212	$8,481	$1,731	20.4%
Adjusted EBITDA* Margin	15.3%	14.0%

Diluted EPS	$0.48	$0.38	$0.10	26.3%

Adjusted Diluted EPS*	$0.68	$0.52	$0.16	30.8%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $66.7 million, an increase of $6.1 million or 10.1%. Consolidated gross profit was $22.7 million, an increase of $3.9 million, or 21.1%, while gross margin expanded 310 basis points due to improvements in both operating segments. Operating expenses were $17.6 million, an increase of $3.5 million, or 24.8%, driven by incremental expenses from acquired businesses (including stock-based compensation expense) and higher incentive-based employee costs due to sales growth. Adjusted EBITDA was $10.2 million which represented an increase of $1.7 million or 20.4%. Net income per diluted share was $0.48 compared to $0.38 last year. Adjusted diluted earnings per share was $0.68 versus $0.52 last year.

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

Service segment delivers strong first quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (65.6% of total revenue for the third quarter of fiscal 2024).

($ in thousand)			Change
	FY25 Q1	FY24 Q1	$'s	%
Service Segment Revenue	$43,778	$39,853	$3,925	9.8%
Gross Profit	$14,883	$12,971	$1,912	14.7%
Gross Margin	34.0%	32.5%

Operating Income	$4,090	$3,192	$898	28.1%
Operating Margin	9.3%	8.0%

Adjusted EBITDA*	$6,964	$6,232	$732	11.7%
Adjusted EBITDA* Margin	15.9%	15.6%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $43.8 million, an increase of $3.9 million or 9.8%, and included $1.3 million of incremental revenue from acquisitions.  Organic revenue growth was 6.4% and was driven by strong end-market demand and continued market share gains. The segment gross margin was 34.0%, an increase of 150 basis points from prior year primarily due to continued productivity improvements.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (34.4% of total revenue for the third quarter of fiscal 2024).

($ in thousands)			Change
	FY25 Q1	FY24 Q1	$'s	%
Distribution Segment Sales	$22,929	$20,745	$2,184	10.5%
Gross Profit	$7,772	$5,739	$2,033	35.4%
Gross Margin	33.9%	27.7%

Operating Income	$1,009	$1,448	$(439)	(30.3)%
Operating Margin	4.4%	7.0%

Adjusted EBITDA*	$3,248	$2,249	$999	44.4%
Adjusted EBITDA* Margin	14.2%	10.8%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $22.9 million, which represented an increase of $2.2 million or 10.5%, driven by growth in the Rental business including acquisitions.  Distribution segment gross margin was 33.9%, an increase of 620 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

Balance Sheet and Cash Flow Overview

On June 29, 2024, the Company had $22.7 million in cash and cash equivalents on hand and $80.0 million available for borrowing under its secured revolving credit facility.  Total debt of $3.6 million versus $4.2 million on March 30, 2024.  The Company’s leverage ratio, as defined in the credit agreement, was 0.08 on June 29, 2024, compared with 0.10 on March 30, 2024.

Outlook

Mr. Rudow concluded, “We are proud of our dedicated team, which has delivered exceptional results through various economic cycles as can be seen over the past decade and a half of profitable growth. We have successfully and consistently delivered organic Service revenue growth, gross margin expansion, free cash flow, and expanded our addressable markets through acquisition.  We believe our unique value proposition drives a sustainable competitive advantage in the highly regulated markets that we serve, particularly the Life Science, Aerospace, and Defense markets, along with a growing Rentals business. We expect another year of organic Service revenue growth in the high single-digit to low double-digit range when normalized for the extra week in fiscal 2024 and gross margin expansion. Automation of our calibration processes and overall productivity improvements will continue to be key enablers of future margin expansion. We will continue to leverage our expertise and proven track record of successful acquisitions to drive synergistic growth opportunities with a sharp focus on integration. Our robust and diverse acquisition pipeline enables strategic, accretive acquisitions that will be a key component of our go-forward strategy.”

Transcat expects its income tax rate to range between 24% and 26% in fiscal 2025. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, July 30, 2024 at 11:00 a.m. ET.  Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, August 6, 2024. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13747789, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 29 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 29,	June 24,
	2024	2023

Service Revenue	$43,778	$39,853
Distribution Sales	22,929	20,745
Total Revenue	66,707	60,598

Cost of Service Revenue	28,895	26,882
Cost of Distribution Sales	15,157	15,006
Total Cost of Revenue	44,052	41,888

Gross Profit	22,655	18,710

Selling, Marketing and Warehouse Expenses	7,801	6,469
General and Administrative Expenses	9,755	7,601
Total Operating Expenses	17,556	14,070

Operating Income	5,099	4,640

Interest Expense	52	814
Interest Income	(312)	-
Other Expense	131	64
Total Interest and Other	(129)	878

Income Before Provision For Income Taxes	5,228	3,762
Provision for Income Taxes	820	813

Net Income	$4,408	$2,949

Basic Earnings Per Share	$0.49	$0.39
Average Shares Outstanding	9,064	7,622

Diluted Earnings Per Share	$0.48	$0.38
Average Shares Outstanding	9,196	7,762

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 29,	March 30,
	2024	2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$22,657	$19,646
Marketable Securities	-	$15,533
Accounts Receivable, less allowance for credit losses of $492 and $544 as of June 29, 2024 and March 30, 2024, respectively	48,156	47,779
Other Receivables	242	506
Inventory, net	18,128	17,418
Prepaid Expenses and Other Current Assets	5,070	4,276
Total Current Assets	94,253	105,158
Property and Equipment, net	45,954	38,944
Goodwill	138,146	105,585
Intangible Assets, net	26,254	19,987
Right to Use Assets, net	17,996	16,823
Other Assets	1,049	1,055
Total Assets	$323,652	$287,552

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,076	$11,495
Accrued Compensation and Other Current Liabilities	12,677	16,739
Income Taxes Payable	3,687	2,926
Current Portion of Long-Term Debt	2,362	2,339
Total Current Liabilities	31,802	33,499
Long-Term Debt	1,218	1,817
Deferred Tax Liabilities, net	9,287	9,291
Lease Liabilities	15,400	14,873
Other Liabilities	3,657	2,903
Total Liabilities	61,364	62,383

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,144,731 and 8,839,299 shares issued and outstanding as of June 29, 2024 and March 30, 2024, respectively	4,572	4,420
Capital in Excess of Par Value	175,299	141,624
Accumulated Other Comprehensive Loss	(1,104)	(949)
Retained Earnings	83,521	80,074
Total Shareholders' Equity	262,288	225,169
Total Liabilities and Shareholders' Equity	$323,652	$287,552

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Three Months Ended
	June 29,	June 24,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$4,408	$2,949
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net (Gain)/Loss on Disposal of Property and Equipment	(4)	8
Deferred Income Taxes	(4)	44
Depreciation and Amortization	4,113	2,790
(Recovery of)/Provision for Accounts Receivable and Inventory Reserves	(89)	138
Stock-Based Compensation Expense	697	930
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	2,814	3,115
Inventory	(235)	1,950
Prepaid Expenses and Other Current Assets	(687)	531
Accounts Payable	1,425	(4,315)
Accrued Compensation and Other Current Liabilities	(4,273)	(1,203)
Income Taxes Payable	759	599
Net Cash Provided by Operating Activities	8,924	7,536

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(3,674)	(2,767)
Proceeds from Sale of Property and Equipment	-	-
Business Acquisitions, net of cash acquired	(15,953)	(2,869)
Sales of Marketable Securities	15,533	-
Net Cash Used in Investing Activities	(4,094)	(5,636)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	-	(204)
Repayments of Term Loan	(576)	(553)
Issuance of Common Stock, net of direct costs	260	199
Repurchase of Common Stock	(1,619)	(301)
Net Cash Used in Financing Activities	(1,935)	(859)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	116	(423)

Net Increase in Cash and Cash Equivalents	3,011	618
Cash and Cash Equivalents at Beginning of Period	19,646	1,531
Cash and Cash Equivalents at End of Period	$22,657	$2,149

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408				$4,408
+ Interest Income	(260)				(260)
+ Other Expense / (Income)	131				131
+ Tax Provision	820				820
Operating Income	$5,099	$-	$-	$-	$5,099
+ Depreciation & Amortization	4,113				4,113
+ Transaction Expenses	434				434
+ Acquisition Earn-Out Adjustment	-				-
+ Other (Expense) / Income	(131)				(131)
+ Noncash Stock Compensation	697				697
Adjusted EBITDA	$10,212	$-	$-	$-	$10,212

Segment Breakdown

Service Operating Income	$4,091				$4,091
+ Depreciation & Amortization	2,402				2,402
+ Transaction Expenses	146				146
+ Other (Expense) / Income	(96)				(96)
+ Noncash Stock Compensation	421				421
Service Adjusted EBITDA	$6,964	$-	$-	$-	$6,964

Distribution Operating Income	$1,008				$1,008
+ Depreciation & Amortization	1,711				1,711
+ Transaction Expenses	288				288
+ Other (Expense) / Income	(35)				(35)
+ Noncash Stock Compensation	276				276
Distribution Adjusted EBITDA	$3,248	$-	$-	$-	$3,248

Transcat Reports Strong Third Quarter Results on Service Gross Margin expansion and Adjusted EBITDA Growth
January 29, 2024

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Interest Expense / (Income)	814	890	(266)	(411)	1,027
+ Other Expense / (Income)	64	(49)	289	11	315
+ Tax Provision	813	342	923	2,714	4,792
Operating Income	$4,640	$1,643	$4,294	$9,204	$19,781
+ Depreciation & Amortization	2,790	3,269	3,783	3,635	13,477
+ Transaction Expenses	185	328	78	37	628
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(64)	49	(289)	(11)	(315)
+ Noncash Stock Compensation	930	1,241	1,167	1,174	4,512
Adjusted EBITDA	$8,481	$9,330	$9,120	$11,682	$38,613

Segment Breakdown

Service Operating Income	$3,192	$742	$2,966	$8,144	$15,044
+ Depreciation & Amortization	2,226	2,325	2,362	2,280	9,193
+ Transaction Expenses	185	76	30	(44)	247
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,357)	530
+ Other (Expense) / Income	(47)	29	(203)	(18)	(239)
+ Noncash Stock Compensation	676	826	737	736	2,975
Service Adjusted EBITDA	$6,232	$6,798	$5,979	$8,741	$27,750

Distribution Operating Income	$1,448	$901	$1,328	$1,060	$4,737
+ Depreciation & Amortization	564	944	1,421	1,355	4,284
+ Transaction Expenses	-	252	48	81	381
+ Other (Expense) / Income	(17)	20	(86)	7	(76)
+ Noncash Stock Compensation	254	415	430	438	1,537
Distribution Adjusted EBITDA	$2,249	$2,532	$3,141	$2,941	$10,863

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408				$4,408
+ Amortization of Intangible Assets	1,749				1,749
+ Acquisition Amortization of Backlog	24				24
+ Acquisition Deal Costs	434				434
+ Acquisition Stock Expense	234				234
+ Income Tax Effect at 25%	(610)				(610)
+ Acquisition Earn-Out Adjustment	-				-
Adjusted Net Income	$6,239	$-	$-	$-	$6,239

Average Diluted Shares Outstanding	9,196				9,196

Diluted Earnings Per Share	$0.48	$-	$-	$-	$0.48

Adjusted Diluted Earnings Per Share	$0.68	$-	$-	$-	$0.68

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460	$3,348	$6,890	$13,647
+ Amortization of Intangible Assets	1,093	1,416	1,674	1,447	5,630
+ Acquisition Amortization of Backlog	-	19	24	24	67
+ Acquisition Deal Costs	185	328	78	81	672
+ Acquisition Stock Expense	182	274	265	258	979
+ Income Tax Effect at 25%	(365)	(509)	(532)	(431)	(1,837)
+ Acquisition Earn-Out Adjustment	-	2,800	87	(2,358)	529
Adjusted Net Income	$4,044	$4,788	$4,944	$5,911	$19,687

Average Diluted Shares Outstanding	7,762	7,948	8,752	8,972	8,352

Diluted Earnings Per Share	$0.38	$0.06	$0.38	$0.77	$1.63

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$0.56	$0.66	$2.36

Transcat Reports Strong First Quarter Results with Significant Gross Margin Expansion and EBITDA Growth
July 29, 2024

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2025 Q1	FY 2024 Q1	$'s	%
Service Revenue	$43,778	$39,853	$3,925	9.8%
Cost of Revenue	28,895	26,882	2,013	7.5%
Gross Profit	$14,883	$12,971	$1,912	14.7%
Gross Margin	34.0%	32.5%

Selling, Marketing & Warehouse Expenses	$4,303	$4,106	$197	4.8%
General and Administrative Expenses	6,490	5,673	817	14.4%
Operating Income	$4,090	$3,192	$898	28.1%
% of Revenue	9.3%	8.0%

			Change
DISTRIBUTION	FY 2025 Q1	FY 2024 Q1	$'s	%
Distribution Sales	$22,929	$20,745	$2,184	10.5%
Cost of Sales	15,157	15,006	151	1.0%
Gross Profit	$7,772	$5,739	$2,033	35.4%
Gross Margin	33.9%	27.7%

Selling, Marketing & Warehouse Expenses	$3,498	$2,363	$1,135	48.0%
General and Administrative Expenses	3,265	1,928	1,337	69.3%
Operating Income	$1,009	$1,448	$(439)	(30.3)%
% of Sales	4.4%	7.0%

			Change
TOTAL	FY 2025 Q1	FY 2024 Q1	$'s	%
Total Revenue	$66,707	$60,598	$6,109	10.1%
Total Cost of Revenue	44,052	41,888	2,164	5.2%
Gross Profit	$22,655	$18,710	$3,945	21.1%
Gross Margin	34.0%	30.9%

Selling, Marketing & Warehouse Expenses	$7,801	$6,469	$1,332	20.6%
General and Administrative Expenses	9,755	7,601	2,154	28.3%
Operating Income	$5,099	$4,640	$459	9.9%
% of Revenue	7.6%	7.7%